Exhibit (d)(4)

SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust

840 Newport Center Drive

Newport Beach, California 92660

February 28, 2012

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	PIMCO Global Diversified Allocation Portfolio (the “Portfolio”)

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) as follows:

1.

This Trust is an open-end investment company organized as a Delaware statutory trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The Portfolio is a separate investment portfolio of the Trust.

2.

The Trust and the Adviser have entered into an Amended and Restated Investment Advisory Contract (“Contract”) dated February 23, 2009 pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment. As provided in the Contract, the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

3.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Portfolio to Exhibit A and make certain other changes to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

4.

This Supplement and the Contract shall become effective with respect to the Portfolio on February 29, 2012 and shall continue in effect with respect to the Portfolio for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Trust’s Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by a vote of a majority of the Trust’s entire Board of Trustees, on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO VARIABLE INSURANCE TRUST

By:	/s/ Peter G. Strelow
Title: Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Title: Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio and PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio III

By:	/s/ Peter G. Strelow
Title:	Vice President

Investment Advisory Contract

EXHIBIT A

(as of February 28, 2012)

PIMCO Variable Insurance Trust

Portfolio	Investment Advisory Fee#
All Asset Portfolio	0.175%
All Asset All Authority Portfolio	0.20%
CommodityRealReturn Strategy Portfolio	0.49%
Diversified Income Portfolio	0.45%
Emerging Markets Bond Portfolio	0.45%
Foreign Bond Portfolio (Unhedged)	0.25%
Foreign Bond Portfolio (U.S. Dollar-Hedged)	0.25%
Global Advantage Strategy Bond Portfolio	0.40%
Global Bond Portfolio (Unhedged)	0.25%
Global Diversified Allocation Portfolio	0.45%
Global Multi-Asset Managed Volatility Portfolio	1.00%
Global Multi-Asset Portfolio	0.90%
High Yield Portfolio	0.25%
Long-Term U.S. Government Portfolio	0.225%
Low Duration Portfolio	0.25%
Money Market Portfolio	0.12%
Real Return Portfolio	0.25%
Short-Term Portfolio	0.25%
Total Return Portfolio	0.25%
Unconstrained Bond Portfolio	0.60%

#

Each Portfolio may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio and PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio III (each a “PAPS Short-Term Floating NAV Portfolio” and together, the “PAPS Short-Term Floating NAV Portfolios”), each series of PIMCO Funds. The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios do not pay an investment advisory fee to PIMCO. By investing in a PAPS Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to that PAPS Short-Term Floating NAV Portfolio under its investment advisory contract with PIMCO.